UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 12, 2004

Ashworth, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14547	84-1052000
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2765 Loker Avenue West, Carlsbad, CA		92008
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code	760-438-6610

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On October 11, 2004, Ashworth, Inc. entered into an employment agreement (the "Employment Agreement") with its newly appointed Chief Operating Officer and Executive Vice President, Per Gasseholm, as discussed under Item 5.02 of this current report on Form 8-K. The Employment Agreement is attached hereto as Exhibit 10.1.

The Employment Agreement is effective November 1, 2004 and sets forth the terms of Mr. Gasseholm’s employment with the Company and provides for, among other matters: (i) a minimum base salary of $250,000 per annum; (ii) an annual bonus to be determined by the Board of Directors based upon attainment of goals set by the Board, up to a maximum of 50% of Mr. Gasseholm’s base salary; (iii) a cash signing bonus of $15,000 payable as of the commencement of his employment; (iv) an annual auto allowance of $12,000, payable bi-weekly; (v) a relocation allowance not to exceed $20,000 with an additional $3,500 per month for temporary living expenses for up to six (6) months; and (vi) stock options to purchase up to 30,000 shares of the Company’s common stock at an exercise price equal to the closing share price of the Company's common stock on the day before his employment commences.

Under the Employment Agreement, Mr. Gasseholm is an "at-will" employee, which means that either Mr. Gasseholm or the Company may terminate his employment at any time. However, if Mr. Gasseholm’s employment with the Company is terminated without cause, he is entitled to a severance payment equal to six (6) months of his base salary payable over six (6) months.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On October 12, 2004, Ashworth issued a press release announcing the appointment of Per Gasseholm as the Chief Operating Officer and Executive Vice President of the Company, effective November 1, 2004. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Originally from Denmark, Mr. Gasseholm, 45, has 20 years of experience in the global apparel industry, including retail, sales, marketing, licensing, merchandising, product development, sourcing and overall brand management. He joins Ashworth from Blue Marlin Corp., where he served as Chief Operating Officer since 1999. Previously, Mr. Gasseholm held progressively more responsible positions with Levi Strauss & Co. from 1987 to 1999. With Levi Strauss, he began as a Senior Product Manager in their Nordic Region, based in Helsingborg, Sweden. In 1991, he became Merchandising Manager, Levi’s Brand, with its U.K. operations, and in 1994 was a Brussels-based Project Leader on a customer service initiative. From 1995 to 1998 he served as Merchandising and Design Manager, Levi's Tops and in 1998 he was promoted to Brand Manager.

In connection with Mr. Gasseholm’s appointment as the Company’s Chief Operating Officer and Executive Vice President, the Company entered into the Employment Agreement with Mr. Gasseholm discussed above in Item 1.01 of this current report on Form 8-K and incorporated into this Item 5.02(c). In addition, the Employment Agreement is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

The following exhibit is filed with this current report on Form 8-K:

10.1 Employment Agreement, effective November 1, 2004, between Ashworth, Inc. and Per Gasseholm.

99.1 Press release, dated October 12, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ashworth, Inc. (Registrant)

October 12, 2004	By:	Terence W. Tsang

Name: Terence W. Tsang
Title: Executive Vice President, Chief Financial Officer and Chief Operating Officer

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Exhibit Index

Exhibit No.	Description

EX-10.1	Employment Agreement, effective November 1, 2004, between Ashworth, Inc. and Per Gasseholm.
EX-99.1	Press release dated October 12, 2004.